Exhibit T3C
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                             NEXTWAVE TELECOM INC.,

                                   as Issuer,


                                 THE GUARANTORS,

                         party hereto from time to time,


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                               as Collateral Agent


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee



                           ---------------------------


                                    INDENTURE


                        Dated as of ___________ ___, 1999


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                 12% SENIOR SECURED SUBORDINATED NOTES DUE 2009


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           INDENTURE dated as of ______________ __, 1999, between NextWave
Telecom Inc., a Delaware corporation (referred to herein as the "COMPANY"), NextWave Personal Communications Inc., a Delaware corporation ("NPCI"), NextWave Power Partners Inc., a Delaware corporation ("NPPI") (NPPI and NPCI collectively referred to herein as the "Guarantors") and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE") and Norwest Bank Minnesota, National Association, as the collateral agent (the "Collateral Agent").


                                 GRANTING CLAUSE

           THIS INDENTURE WITNESSETH, that, to secure the payment of the principal, premium, if any, and interest on all the Notes (as hereinafter defined) from time to time outstanding hereunder and the performance and observance of the agreements, covenants and provisions contained herein, and in the other Security Documents, and in consideration of the premises and of the issuance of the Notes to the Holders (as hereinafter defined), the Company and the License Holding Subsidiaries hereby irrevocably grant, assign, pledge, hypothecate, and create in favor of the Collateral Agent, its successors and assigns, in the trust created by the Security Documents for the ratable security and benefit of the Holders of the Notes, a continuing security interest in and Lien on the following described property, rights and privileges, whether now owned or existing or hereafter acquired or arising and regardless of where located (including, without limitation, all property, rights and privileges hereafter subjected to the Lien of this Indenture); provided, however, that any such Liens or security interests existing on, in or under the Collateral shall be subject to the terms and the conditions of the Security Documents.

           (A) The License Holding Subsidiary Shares of each License Holding Subsidiary and the certificates representing such License Holding Subsidiary Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the License Holding Subsidiary Shares of each such License Holding Subsidiary;

           (B) subject to the exceptions set forth in this Indenture, all additional shares of Capital Stock of any License Holding Subsidiary from time to time acquired by the Company in any manner (which shares shall be deemed to be part of the License Holding Subsidiary Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all such shares;

           (C) all shares of any Person who, after the date of this Indenture, becomes, as a result of any occurrence, a License Holding Subsidiary (which shares shall be deemed to be part of the License Holding Subsidiary Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares;

           (D) all right, title and interest of the Company in, to and under the funds on deposit, and the Permitted Investment Accounts held from time to time by the Collateral Agent, in the Cash Collateral Account, including the rights of enforcement with respect to the Permitted Investment Accounts, together with any certificates or other instruments representing or evidencing such Permitted Investment Accounts and all other rights, property and money at any



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time and from time to time received, receivable or otherwise distributed on or in respect of or in exchange for any or all of such Permitted Investment
Accounts;

           (E) all Instruments hereafter acquired by the Company as part of the Net Proceeds from any Permitted License Holding Subsidiary Transaction, including rights of enforcement with respect to the Instruments, together with any certificates or other instruments representing or evidencing such Instruments and all other rights, property and money at any time and from time to time received, receivable or exchanged for any or all of such Instruments;

           (F) all property hereafter delivered to or acquired by, or on behalf of, the Collateral Agent in substitution for or in addition to any of the foregoing, and all other rights whatsoever of the Company in and to the same and every part thereof with respect to all such property and all other property from time to time subjected or required to be subjected to this Indenture; and

           (G) all Proceeds of the foregoing (all of the foregoing being referred to herein as the "COLLATERAL").

           TO HAVE AND TO HOLD the Collateral unto the Collateral Agent, its successors and assigns;

           BUT IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all the Notes, without priority of one Holder over any other, and for the uses and purposes, and subject to the terms and provisions, of this Indenture and the other Security Documents;

           AND IT IS HEREBY COVENANTED, DECLARED AND AGREED that all the Notes are to be issued and delivered, and that all property subject or to become subject hereto is to be held, subject to further covenants, conditions, uses and trusts hereinafter set forth, and the Company hereby binds itself and its successors and assigns to warrant and forever defend to the Collateral Agent and its successors and assigns all the properties included in the Collateral, and the Company hereby further warrants and agrees to and with the Trustee for the equal and proportionate benefit and security of those who shall hold the Notes, as hereinafter set forth.

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01         DEFINITIONS.

           "ACCOUNTS RECEIVABLE SUBSIDIARY" means an Unrestricted Subsidiary of the Company to which the Company or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

           "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering an


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asset acquired by such specified Person at the time such asset is acquired by such specified Person.

           "AFFILIATE" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "AGENT" means any Registrar, Paying Agent or co-registrar.

           "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

           "ASSET SALE" means the sale, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, whether by sale, merger, consolidation or otherwise, will be governed by the Section 5.01 and not by the provisions of Section 4.07). Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (a) dispositions in the ordinary course of business; (b) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (c) the sale and leaseback of any assets within 90 days of the acquisition thereof; (d) foreclosures on assets; (e) any exchange of property for use in a Permitted Business including, without limitation, pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended; (f) any lease or lease transaction, including, without limitation, a financing lease or a sale-leaseback transaction; (g) any Indebtedness or other securities of, an Unrestricted Subsidiary; (h) a Permitted Investment or a Restricted Payment that is permitted by Section 4.06 hereof; and (i) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

           "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

           "BUSINESS DAY" means any day other than a Legal Holiday.

           "CAPITAL EXPENDITURE INDEBTEDNESS" means with respect to any Vendor Financing Facility, Indebtedness incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness is incurred within 90 days of the acquisition or completion of


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construction of such property or assets, and includes, without limitation, any and all Indebtedness incurred pursuant to any Vendor Financing Facility.

           "CAPITAL LEASE OBLIGATION" means with respect to any Vendor Financing Facility at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "CASH EQUIVALENTS" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution, (iii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution,
(v) any fund investing substantially in investments of the types described in clauses (i) through (iv) above and (vi) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (v) above (including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary).

           "CASH EQUIVALENTS" means, for purposes of Article 10 of this Indenture, Cash Equivalents of the type described in clause (i) of the definition thereof maturing not more than 90 days after the date of the acquisition thereof.


           "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties or (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting equity interests of the Company. Notwithstanding anything contained herein to the contrary, neither the sale, lease, transfer, conveyance or other disposition nor the consummation of any transaction shall be deemed to constitute a "Change of Control" to the



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extent it arises from a change in FCC rules and regulations that requires that such transaction be consummated.


           "COLLATERAL" has the meaning set forth in the Granting Clause hereto.


           "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement of even date herewith among the Collateral Agent, the Trustee, the Company, the Guarantors (as defined therein) and the Senior Indebtedness Creditors (as defined therein), substantially in the form attached hereto as Exhibit B, as the same may be amended or supplemented from time to time in accordance with its terms.


           "COLLATERAL AGENT" means Norwest Bank Minnesota, National Association or such other institution or institutions acting as collateral agent(s) under the Collateral Agency Agreement as the Trustee may from time to time advise the Company in writing.

           "COMMISSION" means the Securities and Exchange Commission.

           "COMPANY" means NextWave Telecom Inc., a Delaware corporation, until a successor corporation shall have become such pursuant to Section 5.02 and thereafter "Company" shall mean such successor corporation.

           "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

           "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

           "DEPOSITARY" means DTC or any successor thereto.

           "DESIGNATED NONCASH CONSIDERATION" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer


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and the principal financial officer of the Company, less the amount of cash or
Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

           "DISTRIBUTION", for purposes of Article 10 of this Indenture, may consist of a distribution, payment or other transfer of assets by or on behalf of the Company (including, without limitation, a redemption, repurchase or other acquisition of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise.

           "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("MOODY'S") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

           "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Original Issuance Date, until such amounts are repaid.

           "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Original Issuance Date.

           "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "GLOBAL NOTES" means one or more permanent global Notes in substantially the form of Exhibit A hereto bearing the Global Note Legend and having the "Schedule of Exchanges of Interests in the Global Note" attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01(b) or 2.06(d)(ii), as applicable.


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           "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

           "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

           "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "HOLDER" means a Person in whose name a Note is registered.

           "INCUR" means to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or in indirectly liable, contingently or otherwise with respect to any Indebtedness.

           "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable or customer advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary. The amount of any Indebtedness outstanding as of any date shall be (a) the outstanding principal amount at any date of any Indebtedness less the unamortized portion of such Indebtedness (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that such Indebtedness was incurred (or, if such indebtedness was incurred prior to the Original Issuance Date, the Spot Rate in effect on the Original Issuance Date). The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (i) the accrual of interest (including the issuance of Secondary Notes, "payment in kind" securities or similar instruments in respect of such accrued interest), (ii) the accretion of original issue discount or (iii) the mere extension of the maturity of any Indebtedness shall not be deemed to be an incurrence of Indebtedness).

           "INDENTURE" means this Indenture, as amended or supplemented from time to time.


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

           "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

           "INSTRUMENTS" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the Uniform Commercial Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any non-cash consideration to the extent that such non-cash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated at least "BBB-" by S&P and at least "Baa3" by Moody's or (ii) other Indebtedness or publicly traded Capital Stock of a Person if (x) the lowest rated long-term, unsecured debt obligation issued by such Person is rated at least "BBB-" by S&P and at least "Baa3" by Moody's or
(y) in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100,000,000 and long-term unsecured debt obligations rated at least "A-" by S&P and least "A3" by Moody's. For purposes of this definition, debt securities or Capital Stock of a Person shall be deemed to be publicly traded if listed, or admitted to unlisted trading privileges, on a national securities exchange or quoted in an automated interdealer quotation system.

           "INTEREST PAYMENT DATE" has the meaning assigned to such term in Exhibit A hereto.

           "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including, without limitation, Guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment (other than for purposes of clause (iii) of the definition of "Qualified Proceeds"). If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the greater of book value or Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.06 hereof.

           "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

           "LICENSE HOLDING SUBSIDIARY" means any Subsidiary of the Company that owns, leases or has a legal ownership interest, directly or indirectly, in those certain C-, D-, E- or F-Block personal communications services licenses granted by the FCC to any Subsidiary of the Company


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

on or prior to the date hereof or any substitute property therefor that the Company may, in its sole discretion, expressly designate in writing from time to time hereafter. The License Holding Subsidiaries existing on the Original Issuance Date are identified on Schedule ____ hereto.


           "LICENSE HOLDING SUBSIDIARY PLEDGE AGREEMENT" means each of the License Holding Subsidiary Pledge Agreements, of even date herewith, between the Company or a Restricted Subsidiary of the Company, as pledgor, and the Collateral Agent as the secured party, to be executed in substantially the form of Exhibit C hereto, as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, and any License Holding Subsidiary Pledge Agreement hereafter entered into pursuant to Section 4.13 hereof pursuant to a License Holding Subsidiary Pledge Agreement.


           "LICENSE HOLDING SUBSIDIARY SHARES" means all shares of Capital Stock and the certificates, if any, representing such Capital Stock, of the License Holding Subsidiaries.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

           "MATURITY DATE" means, with respect to the Notes, ______________ __, 2009.

           "NET PROCEEDS" means, with respect to any Asset Sale (including any Permitted License Holding Subsidiary Transaction that would otherwise constitute an Asset Sale), the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any such Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,
(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof , (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.


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



           "NON-RECOURSE DEBT" means Indebtedness (i) no default with respect to which (including, without limitation, any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness having a principal amount or available undrawn commitment in excess of $1,000,000 of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or any of its Restricted Subsidiaries; provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.


           "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

           "NOTES" means the 12% Senior Secured Subordinated Notes due 2009 issued pursuant to this Indenture, including, without limitation, all Secondary Notes.

           "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "OFFERING" means the offering of the Notes issued on the Original Issuance Date by the Company.

           "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 13.04 and 13.05 hereof.

           "OPINION OF COUNSEL" means an opinion in form and substance reasonably satisfactory to the Trustee and from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 13.04 and
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "ORIGINAL ISSUANCE DATE" means ______________ __, 1999, the date on which Notes are first issued and authenticated under this Indenture.

           "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company that ranks pari passu in right of payment to the Notes.

           "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

           "PAYMENT", for purposes of Article 10 of this Indenture, may consist of a distribution, payment or other transfer of assets by or on behalf of the Company (including, without limitation, a redemption, repurchase or other acquisition of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise.

           "PERMITTED BUSINESS" means the acquisition, construction or operation by the Company, individually or in combination with its Subsidiaries in selected markets, of a wireless personal communications services network and acquisition and operations of assets and/or businesses that are incidental thereto.


           "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash or Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 hereof; (e) any Investment acquired solely in exchange for Equity Interests of the Company; (f) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not in excess of $20.0 million; and (g) Investments relating to any special purpose Wholly Owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility.


           "PERMITTED INVESTMENT ACCOUNTS" means (a) certificates of deposit, time deposits, Eurocurrency deposits and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100,000,000 or for terms in excess of one year if such investment secures an obligation incurred in the ordinary course of business; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's; (c) U.S. Government Obligations and other securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, with a maturity of one year or less; provided that investments of the type described in (c) may be for terms in excess of one year if such investment secures an obligation incurred in the ordinary course of business; (d) purchase obligations having a term not exceeding one year for instruments of the type described in (c); (e) shares of money market mutual or similar funds having assets in excess of $100,000,000; provided that such funds are sponsored by commercial banks in which investments pursuant to clause (a) of this definition have been made, and such shares do not have an aggregate net asset value at any one time in excess of $5,000,000; (f) certificates of deposit and time deposits in commercial banks made for the purpose of supporting performance or surety bonds or letters of credit posted in the ordinary course of business, to the extent any related Lien is a Permitted Lien, or customs deposits made in the ordinary course of business; (g) accounts receivable owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, and provided that nothing in this clause shall prevent the Company or any Restricted Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances, and Investments resulting from settlements or compromises of accounts receivables or trade payables in the ordinary course of business; (h) payroll advances in the ordinary course of business; (i) other advances and loans to officers and employees of the Company or any Restricted Subsidiary, so long as the aggregate principal amount of such advances and loans (determined without regard to any write-downs or write-offs) does not exceed $1,000,000 at any one time outstanding; (j) advances to officers and employees of the Company or any Restricted Subsidiary to cover travel expenses; (k) Investments made after the Original Issuance Date pursuant to binding agreements existing on the Original Issuance Date in a cumulative amount not to exceed $1,000,000 from and after the Original Issuance Date; and (l) Investments in Allowable Investments.

           "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

           "PERMITTED LICENSE HOLDING SUBSIDIARY TRANSACTION" means the sale (including, without limitation, the issuance of Capital Stock or high-yield debt securities in a public or private transaction), exchange, transfer, pledge or any other disposition of the Collateral, in whole or in part, the execution, delivery and performance of one or more joint venture agreements by one or more of the License Holding Subsidiaries (or by the Company or any Subsidiary of the Company that owns any Capital Stock in any respective License Holding Subsidiary), the merger, consolidation or other business combination of any nature of a License Holding Subsidiary with any other Person, or any other similar such transaction.

           "PERMITTED LIENS" means: (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (ii) Liens existing on the Original Issuance Date; (iii) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or its Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided that (A) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (B) such Liens do not extend to any other assets of the Company or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (C) such Liens relate to or arise in connection with either the incurrence or maintenance of such Indebtedness in connection with any Vendor Financing Facilities, or Capital Expenditure Indebtedness and (D) such Liens attach within 365 days of such purchase, construction, installation, repair, addition or improvement; (iv) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "REFINANCING") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (v) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (vi) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary; (vii) Liens securing Indebtedness incurred pursuant to any Vendor Financing Facility; provided, however, that any such Lien securing Indebtedness incurred pursuant to any Vendor Financing Facility shall be limited to the License Holding Subsidiary Shares, properties (whether tangible or intangible) and other assets of such License Holding Subsidiary and/or such other License Holding Subsidiaries that own or hold FCC Licenses for markets in which all or any Vendor Financing Facility proceeds are used to finance all or any part of the purchase price or cost or construction or improvements of property, plant or equipment or as otherwise provided herein, (viii) Liens securing existing Indebtedness; and (ix) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $20.0 million.

           "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued within 120 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including, without limitation, any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "PLAN" means the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Company and certain of its Subsidiaries, dated July 27, 1999, as amended and modified.


           "POPS" means, as of any date of determination, the estimate of the population of a Basic Trading Area derived from the most recent Wireless Communications Industry survey published by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"); provided, however, that (x) if such statistics are no longer printed in the Wireless Communications Industry survey published by DLJSC, or such source is no longer published, the statistics in the most recent Rand McNally Commercial Atlas shall be used; and (y) if such statistics are no longer printed in the Rand McNally Commercial Atlas or the Rand McNally Commercial Atlas is no longer published, another nationally recognized source of such information shall be used.


           "PRINCIPALS" means each "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) that on the Original Issuance Date is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries of ten percent or more of the voting power of the outstanding voting equity interests of the Company or that is a member of the Board of Directors of the Company.

           "PROCEEDS" means all proceeds of, and all other profits, income or receipts, in whatever form, arising from the ownership, collection, sale, exchange, assignment or other disposition of, or realization upon, the Collateral, including without limitation, all claims of the Company against third parties for loss of, or for proceeds payable under, or unearned premiums with respect to, any such Collateral, and all interest, dividends (cash or otherwise) and other payments and distributions on or with respect to such Collateral or in exchange for such Collateral, in each case whether now existing or hereafter arising.

           "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

           "QUALIFIED PROCEEDS" means any of the following or any combination of the following: (i) cash; (ii) Cash Equivalents; (iii) assets (other than Investments) that are used or useful in a Permitted Business; and (iv) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (A) such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

           "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

           "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

           "RELATED PARTY" means, with respect to any Principal, (i) any controlling stockholder or partner of such Principal on the Original Issuance Date, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (i) or (ii).

           "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

           "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

           "RESTRICTED SUBSIDIARY" of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary and shall include any and all direct or indirect License Holding Subsidiaries.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SECURITY DOCUMENTS" means the Indenture, the Collateral Agency Agreement and the License Holding Subsidiary Pledge Agreements.

           "SECURED OBLIGATIONS" means (i) the obligations of the Company under this Indenture and under the Notes, whether in respect of principal, premium, if any, interest, or otherwise, (ii) the obligations of the Company under the Security Documents and (iii) the obligations of the Company under each of its Vendor Financing Facilities, to the extent the Collateral constitutes collateral securing any such Vendor Financing Facility.


           "SENIOR INDEBTEDNESS" means, with respect to any Person, (i) Indebtedness pursuant to any Vendor Financing Facility, Capital Expenditure Indebtedness and/or Capital Lease Obligations, in each case, the proceeds of which are used for the purpose of financing all or any part of the purchase price by such Person or cost of construction or improvement of property, plant or equipment (including, without limitation, acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment so acquired) by such Person in connection with a Permitted Business, (ii) any other Indebtedness consented to by the Trustee and by the Holders of at least 50% in principal amount of the Notes then outstanding to be Senior Indebtedness and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes, (ii) any Indebtedness of such Person to any of its Subsidiaries or (iii) any trade payables.


           "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "SOLVENT" means, when used with respect to any Person, that (a) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities; (b) such Person is able to pay its debts as they become due; and (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

           "SPOT RATE" means, for any currency, the spot rate at which such currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding business day or, if such rate is not available, as determined in any publicly available source of similar market data.

           "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

           "SUBORDINATED NOTE OBLIGATIONS" means all Obligations with respect to the Notes, including, without limitation, principal, premium, if any, and interest payable pursuant to the terms of the Notes (including, without limitation, upon the acceleration or redemption thereof), together with and including, without limitation, any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including, without limitation, claims for damages) or otherwise.

           "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (ii) the only general partners or managing members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

           "TRUSTEE" means, except solely for purposes of Section 8.05 hereof as otherwise specified therein, the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) is not a License Holding Subsidiary or immediate parent thereof at the time of determination; (b) has no Indebtedness other than Non-Recourse Debt; (c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted

Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (d) no Default or Event of Default is existing or will occur as a consequence of such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.06 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

           "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.


           "VENDOR FINANCING FACILITY" means any agreement(s) between the Company or a Restricted Subsidiary of the Company and one or more vendors, banks, financial institution, companies, lessors or other third parties (or any affiliate of such Persons) providing financing for the acquisition (whether by lease, purchase or otherwise), construction, installation or leasing by the Company or such Restricted Subsidiary of any equipment or capital assets, and shall include, without limitation, additional financing or working capital that is made available to the Company as part of such "vendor financing" to facilitate and for the purpose of the construction or installation of the Company's PCS telecommunications network; provided that, notwithstanding the foregoing, a Vendor Financing Facility shall not include financing or working capital that is provided to the Company by any Person(s) (x) pursuant to private placements of debentures issued by the Company under Section 4(2) of the Securities Act or (y) pursuant to capital market transactions involving private placements or public sales of notes, bonds or debentures issued by the Company.


           "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

           "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person, all of whose outstanding Capital Stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the directors of such Restricted Subsidiary is at the time directly or indirectly owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

           "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02         OTHER DEFINITIONS.


Term                                                     Defined in Section
----                                                     ------------------
"AFFILIATE TRANSACTION"................................            4.08
 ---------------------
"AGGREGATE LICENSE VALUE"..............................            4.07(d)
 -----------------------
"ALLOWABLE INVESTMENT".................................            4.07(c)
 --------------------
"AUTHENTICATION ORDER".................................            2.02(d)
 --------------------
"CASH COLLATERAL ACCOUNT"..............................           11.01
 -----------------------
"CHANGE OF CONTROL OFFER"..............................            4.15
 -----------------------
"CHANGE OF CONTROL PAYMENT"............................            4.15
 -------------------------
"CHANGE OF CONTROL PAYMENT DATE".......................            4.15
 ------------------------------
"COMPUTATION PERIOD"...................................            4.06(ii)
 ------------------
"COVENANT DEFEASANCE"..................................            8.03
 -------------------
"DTC"..................................................            2.06(f)
 ---
"EVENT OF DEFAULT".....................................            6.01
 ----------------
"FCC"..................................................            4.07(d)
 ---
"FRACTIONAL SECONDARY NOTE"............................            2.02(e)
 -------------------------
"GUARANTEE OBLIGATIONS"................................           12.01
 ---------------------
"ISSUING SUBSIDIARY"...................................            4.14
 ------------------
"LEGAL DEFEASANCE".....................................            8.02
 ----------------
"PAYING AGENT".........................................            2.03
 ------------
"PAYMENT BLOCKAGE NOTICE"..............................           10.03
 -----------------------
"REGISTRAR"............................................            2.03
 ---------
"RESTRICTED PAYMENTS"..................................            4.06
 -------------------
"SECONDARY NOTES"......................................            2.02(e)
 ---------------
"SEC REPORTS"..........................................            4.03
 -----------


SECTION 1.03         INCORPORATION OF TIA PROVISIONS.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "INDENTURE SECURITIES" means the Notes;

           "INDENTURE SECURITY HOLDER" means a Holder of a Note;

           "INDENTURE TO BE QUALIFIED" means this Indenture;

           "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

           "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04         RULES OF CONSTRUCTION.

           (a)        Unless the context otherwise requires:

                      (i) a term has the meaning assigned to it;

                      (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      (iii) "or" is not exclusive;

                      (iv) words in the singular include the plural, and in the plural include the singular;

                      (v) provisions apply to successive events and transactions; and

                      (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01         FORM AND DATING.

           (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

           (b) Global Notes. Notes (including Secondary Notes) shall be issued initially in global form substantially in the form of Exhibit A attached hereto (including, without limitation, the Global Note Legend and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its principal office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of Participants, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and the issuance of Secondary Notes. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as the case may be, as herein provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

           (c) Definitive Notes. Notes issued in definitive form shall be issued substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto), duly executed by the Company and authenticated by Trustee as hereinafter provided.

SECTION 2.02         EXECUTION AND AUTHENTICATION.

           (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

           (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

           (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written request or order signed in the name of the Company by its chairman, its president, any vice president, its treasurer or an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee for the authentication and delivery of such Notes; and the Trustee in accordance with such a written order of the Company shall authenticate and deliver such Notes as in this Indenture provided and not otherwise upon receipt by the Trustee of the following:

           (I) an Officer's Certificate complying with Section 13.05 hereof;


           (II) stock certificates representing all License Holding Subsidiary Shares with respect to all License Holding Subsidiaries identified in Schedule __ hereto, registered in the name of the Company or a Restricted Subsidiary of the Company, as applicable, and accompanied by undated stock powers duly executed in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Trustee;


           (III) the Collateral Agency Agreement executed and delivered by the parties thereto setting forth, among other things, the relative rights and remedies of the parties with respect to the Collateral; and

           (IV) the License Holding Subsidiary Pledge Agreements executed by the Company or one or more of the Restricted Subsidiaries of the Company and covering, in the aggregate, all of the Collateral.

           (d) The Trustee shall, upon a written order of the Company signed by one Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to $225,000,000 in aggregate principal amount plus the aggregate principal amount of any Secondary Notes issued pursuant to this Section 2.02. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08 hereof.

           (e) On each Interest Payment Date, the Company shall, in lieu of a payment in cash, execute and deliver to the Trustee for authentication, together with an Authentication Order given not less than 15 nor more than 45 days prior to such Interest Payment Date for the authentication and delivery thereof, additional Notes ("SECONDARY NOTES") in an aggregate principal amount equal to such interest due and payable on the Notes on such Interest Payment Date in accordance with Section 2.01(b) hereof. The Trustee, in accordance with such Authentication Order, shall so authenticate and deliver to the Holders of record on such record date such Secondary Notes requested in such Authentication Order (such duly executed and authenticated Secondary Notes being of the same series as the Notes), and the due issuance of such Secondary Notes shall constitute full payment of such interest; provided, however, the Company may, at its option, duly authorize the payment in cash of all or a portion of any interest due on any such Interest Payment Date, in lieu of a payment in Secondary Notes, by giving notice to the Holders and the Trustee not less than 15 nor more than 45 days prior to the record date for such Interest Payment Date; and provided further, however, that in lieu of the issuance of any Secondary Notes the principal amount of which (x) would be less than $1,000 or (y) would exceed the largest integral multiple of $1,000 which is less than or equal to such principal amount (in each case, a "FRACTIONAL SECONDARY NOTE"), the Company shall, in the case of clause (y), issue a Secondary Note with a principal amount equal to such largest integral multiple and shall, in the case of clauses (x) and (y), in its sole discretion, either (1) on behalf of and for the accounts of all Holders of Notes who would be entitled to Fractional Secondary Notes, aggregate all such Fractional Secondary Notes and, on or before the tenth Business Day following the applicable Interest Payment Date, sell such aggregated Fractional Secondary Notes and, within six Business Days of such sale, pay each such Holder its proportionate share of the net proceeds of such sale, or (2) pay (on the applicable Interest Payment Date) each such Holder, with respect to any Fractional Secondary Note that such Holder would otherwise be entitled to receive, an amount in cash equal to the average closing price per $1,000 principal amount of Notes for the ten trading days preceding the Business Day immediately preceding the applicable Interest Payment Date multiplied by a fraction, the numerator of which is the principal amount of such Fractional Secondary Note otherwise issuable to such Holder and the denominator of which is $1,000.

           Each issuance of Secondary Notes in lieu of the payment in cash of all or any portion of interest on the Notes shall be made pro rata with respect to the outstanding Notes. All Secondary Notes shall be issued in the same series as the Notes originally issued pursuant to this Indenture, and all Holders of Secondary Notes shall be treated as Holders of Notes for any and all purposes of any action of Holders or otherwise pursuant to this Indenture except as may otherwise be required by law. Any such Secondary Notes shall be governed by this Indenture and the terms of each such Secondary Note shall be identical to the terms of the Notes except with respect to, as the case may be, the designation of such Secondary Note (which may (but need not) indicate the

Interest Payment Date of its original issuance), its aggregate principal amount, its CUSIP number or other required identifications, any required legends (including with respect to taxation) and the date from which interest accrues and except as may otherwise be required by law. Notwithstanding the foregoing, Secondary Notes may be issued on any given Interest Payment Date in separate series if such is required pursuant to a change in law after the date hereof, and, in such event, the Holders of Secondary Notes shall continue to be treated in all respects as Holders of Notes for all purposes of this Indenture (including with respect to any action of Holders or otherwise pursuant to this Indenture) except as required by such change in law.

           (f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes (including, without limitation, Secondary Notes, if any). An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03         REGISTRAR AND PAYING AGENT.

           The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

           The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04         PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money, if any, held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05         HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06         TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue as Depositary for the Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, elects to cause the Global Notes (in whole but not in part) to be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures and subject to compliance with Section 2.06(b)(ii) and Section 2.06(c). Upon the occurrence of any of the preceding events upon which Definitive Notes are to be issued in exchange for any Global Note or beneficial interests therein as specified above, Definitive Notes shall be issued in such names and approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note except as provided in this Section 2.06(a). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) and Sections 2.07 and 2.10; provided, however, that, beneficial interests in a Global Note may be transferred and exchanged for beneficial interests in another Global Note as provided in Section 2.06(b) hereof.

           (b) Transfer and Exchange of Beneficial Interests in Global Notes for Beneficial Interests in Global Notes or for Definitive Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall also require compliance with Section 2.06(a),
Section 2.06(b)(ii) below and Section 2.06(c), and transfers or exchanges of beneficial interests in Global Notes for beneficial interests in Global Notes also shall require compliance with one or more of the other following subparagraphs, as applicable:

                      (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in a Global Note that are not subject to Section 2.06(b)(i) above, the owner of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
           (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.

           (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

           (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                      (i) Definitive Notes to Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

                      (ii) Issuance of Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(i) above at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

           (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                      (i) Definitive Notes to Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.


           (f) Global Note Legend. The face of each Global Note issued under this Indenture shall bear a legend (comprising two paragraphs) in substantially the following form:


           "Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

           "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE OR CAUSE TO BE MADE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF NEXTWAVE TELECOM INC."

           (g) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.


           (h) General Provisions Relating to Transfers and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 4.08 hereof).

                      (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this

           Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
           Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07         REPLACEMENT NOTES.

           If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

           Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08         OUTSTANDING NOTES.

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of
Section 3.07 hereof.

           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           Secondary Notes shall be deemed outstanding commencing as of the Interest Payment Date with respect to which they are authenticated and delivered in lieu of cash interest.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09         TREASURY NOTES.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, including, without limitation, for purposes of Section 9.02 hereof, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10         TEMPORARY NOTES.

           Until certificates representing Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of an Authentication Order, shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon receipt of an Authentication Order, authenticate Definitive Notes in exchange for temporary Notes.

           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11         CANCELLATION.

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12         DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest on such overdue amount, at the rate of 15% per annum, which shall accrue from the date on which such payment was due and owing to the date on which payment of such overdue amount has been provided for or has been made, to the Persons who are Holders on a subsequent special record date. If on the Maturity Date the Company defaults in the payment of principal on the Notes then outstanding, the Company shall pay default interest on such principal, at the rate of 15% per annum, which shall accrue from the date on which such payment was due and owing to the date on which payment of such overdue amount has been provided for or has been made. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13         SATISFACTION AND DISCHARGE OF INDENTURE.

           This Indenture shall upon a written request or order signed in the name of the Company by its chairman, its president, any vice president, its treasurer or any assistant treasurer, and delivered to the Trustee, cease to be of further effect as to all outstanding Notes (except as to surviving rights of exchange of the Notes, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

           (a) either

                      (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 2.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.06 hereof) have been delivered to the Trustee for cancellation; or

                      (B) all Notes not theretofore delivered to the Trustee for cancellation (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
           2.07 hereof)

                                 (1) have become due and payable, or

                                 (2) will become due and payable at their Stated
                      Maturity within one year, or

                                 (3) are to be called for redemption within one
                      year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) and (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest on the Notes to the date such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable written instructions from the Company directing the Trustee to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be;

           (b) the Company has paid or cause to be paid all other sums payable hereunder by the Company; and

           (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to compensate the Trustee under Section 7.07 hereof and, if money shall have been deposited with the Trustee pursuant to subclause
(B) of clause (a) of this Section 2.13, the obligations of the Trustee to hold money in trust for the benefit of the holders of the Note, including, without limitation, pursuant to Section 8.05 hereof shall survive such satisfaction and discharge.

           The Company shall, subject to the satisfaction of the conditions in this Section 2.13, be deemed to have been discharged from all of its obligations with respect to all outstanding Notes, and each Guarantor's obligations shall be deemed to have been discharged with respect to its respective Guarantee Obligations on the date the conditions of this Section 2.13 are satisfied.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01         NOTICES TO TRUSTEE.

           If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02         SELECTION OF NOTES TO BE REDEEMED.

           If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03         NOTICE OF REDEMPTION.

           Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

           The notice shall identify the Notes to be redeemed and shall state:

           (a) the redemption date;

           (b) the redemption price;

           (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

           (d) the name and address of the Paying Agent;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04         EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.05         DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06         NOTES REDEEMED IN PART.

           Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of the Company's written request, the Trustee shall as soon as practicable authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07         OPTIONAL REDEMPTION.

           The Company may redeem the Notes, in whole or in part, at any time at the option of the Company, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve month period (or, with respect to years (i) 1999, such shorter period beginning on the Original Issuance Date, and (ii) 2009, such shorter period ending on the Maturity Date) beginning on April 1 of the years indicated below:

       Year                                           Percentage
       ----                                           ----------
       1999..................................          100.000%
       2000..................................          100.000%
       2001..................................          102.000%
       2002..................................          103.000%
       2003..................................          104.000%
       2004..................................          105.000%
       2005..................................          104.000%
       2006..................................          103.000%
       2007..................................          102.000%
       2008..................................          101.000%
       2009..................................          100.000%


           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08         MANDATORY REDEMPTION.

           Except as provided in Section 4.07, the Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01         PAYMENT OF NOTES.

           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof,
(i) holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes; provided, that any interest paid in Secondary Notes in lieu of cash pursuant to Section 2.02 hereof shall be considered paid on the date due if such Secondary Notes are executed, authenticated and delivered, and any cash payment therein provided for is paid or deposited with the Paying Agent in immediately available funds, in accordance with such Sections 2.02 and 2.03, as applicable.

SECTION 4.02         MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03         REPORTS.

           The Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of any information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act ("SEC REPORTS"). The Company will furnish copies of the SEC Reports to the Holders of Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing and who execute a confidentiality agreement in form and substance satisfactory to the Company. The Company and any obligor on the Notes shall also comply with the other provisions of Section 314(a) of the TIA.

SECTION 4.04         COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements when, and if, delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05         STAY, EXTENSION AND USURY LAWS.

           The Company covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06         RESTRICTED PAYMENTS.


           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (b) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease, retire or otherwise acquire for value, any Indebtedness of the Company that is subordinated in right of payment to the Notes; (d) make any Restricted Investment; or (e) make any payment of principal or interest on any Indebtedness other than Senior Indebtedness unless equal and ratable payments are made with respect to the Notes (all such payments and other actions set forth in clauses
(a) through (e) above being collectively referred to as "RESTRICTED PAYMENTS").


           The foregoing provisions will not prohibit:


           (a) the payment of any non-cash dividend or other non-cash payment or distribution to the extent that such dividend, payment or distribution consists of stock, options, warrants, payments-in-kind of securities or other securities;

           (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of a reserve, sinking fund or other fund established for such purpose as part of, and solely to the extent of the proceeds of, the issuance of such subordinated Indebtedness or Equity Interests of the Company;

           (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

           (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement, provided that the aggregate cash portion of the price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (x) $5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10 million in any calendar year), plus (y) the aggregate net cash proceeds received by the Company during such calendar year from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries (provided that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (d) shall be excluded from clause (ii)(B) of the preceding paragraph) and (ii) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

           (e) payments and transactions in connection with the Plan, the Offering, any Vendor Financing Facility, Capital Lease Obligations or similar obligations (including, without limitation, commitment, syndication and arrangement fees payable thereunder) and the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

           (f) the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if (i) such dividend is paid pro rata to all holders of such class of common stock and (ii) at least 51% of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

           (g) the repurchase of any class of common stock of a Restricted Subsidiary if (i) such repurchase is made pro rata with respect to such class of common stock and (ii) at least 51% of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

           (h) repurchases by the Company or any Subsidiary of Equity Interests to the extent of cash-less exercises of stock options if such Equity Interests represent a portion of the exercise price of such options;


           (i) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (i) since the Original Issuance Date, up to $2 million during any 12 month period (determined from time to time by giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (i) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the Company's Equity Interest in such Subsidiary at the time of such redesignation at the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation), in the case of subclause (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause
(i)); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

           (j) the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary;

           (k) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by the Company on or after the Original Issuance Date from contributions to the Company's capital or from the issue and sale on or after the Original Issuance Date of Equity Interests of the Company or convertible debt securities to the extent they have been converted into such Equity Interests (other than Equity Interests) or convertible debt securities sold to a Subsidiary of the Company in an amount (measured at the time such Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of such Qualified Proceeds; and

           (l) distributions or payments of Receivables Fees.

           The Board of Directors may designate any Subsidiary (other than a License Holding Subsidiary) to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.06. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

           For determining the amount of Restricted Payments for the purpose of paragraph (i) above, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed.

SECTION 4.07         ASSET SALES.

           (a) Except as otherwise provided in clauses (c) and (d) below, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the Trustee) of the assets (net of the Fair Market Value of Liens on such assets) issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (i) cash or Cash Equivalents or (ii) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary.

           (b) For purposes of this Section 4.07 each of the following shall be deemed cash: (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability,
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), and (z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); provided that the 75% limitation referred to in clause (a) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (x), (y) and (z) above, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

           (c) Subject to the applicable requirements of the TIA, if any, the Company or any Subsidiary of the Company may, at any time and from time to time, in its sole and absolute discretion, without any other action whatsoever, effect and consummate, or permit or cause to be effected and consummated, any Permitted License Holding Subsidiary Transaction. In the event of the consummation of any Permitted License Holding Subsidiary Transaction, the Company shall, except as otherwise provided below, cause cash in an amount equal to the Net Proceeds from such Permitted License Holding Subsidiary Transaction allocable to the Collateral (as determined by the Board of Directors based upon an opinion as to fairness to the Holders from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided no such fairness opinion or valuation shall be required in the event the value of the assets transferred does not exceed, in the aggregate with all prior Permitted License Holding Subsidiary Transaction(s), $25 million), if any, to be delivered and pledged to the Collateral Agent upon the closing of such Permitted License Holding Subsidiary Transaction (i) for deposit in the Cash Collateral Account pursuant to Section 11.01 or (ii) if the consideration for any Permitted License Holding Subsidiary Transaction includes Instruments, the Company shall cause such Instruments to be delivered and pledged to the Collateral Agent on or prior to the third day after the closing of such Permitted License Holding Subsidiary Transaction (or upon the closing thereof, if the Capital Stock or Property disposed of therein is part of the Collateral) for deposit in the Cash Collateral Account pursuant to Section 11.02 hereof, and pending such delivery, the Company shall hold such cash or Instruments, as applicable, in trust for the Collateral Agent and the Holders. Notwithstanding the foregoing, the Company may promptly apply (or cause to be applied), in its sole and absolute discretion, the Net Proceeds of any one or more Permitted License Holding Subsidiary Transactions allocable to the Collateral (as determined by the Board of Directors based upon an opinion as to the fairness to the Holders from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided no such fairness opinion or valuation shall be required in the event the value of the assets transferred does not exceed, in the aggregate with all prior Permitted License Holding Subsidiary Transaction(s), $25 million) to either (i) redeem the Notes, provided that, in the event that the aggregate principal amount of the Notes then outstanding exceeds the available Net Proceeds of such Permitted License Holding Subsidiary Transaction(s), the Trustee shall select the Notes to be purchased on a pro rata basis; or (ii) invest in any other assets related to the Company's wireless telecommunications business, provided that (a) such investment is made within 60 days after the consummation of the Permitted License Holding Subsidiary Transaction, and (b) such investment is made in a Restricted Subsidiary, all the stock of which is pledged directly to the Collateral Agent for the benefit of the Trustee and the holders of the Notes and that, at the time of such investment, has (x) no material assets other than direct or indirect interests in personal communications services licenses granted by the FCC (as defined below), direct or indirect interests in Restricted Subsidiaries owning such licenses, and assets related to the Company's and/or any Restricted Subsidiary's wireless communications business and (y) no material liabilities (as defined in accordance with GAAP and consolidated with all of such Restricted Subsidiaries, direct and indirect subsidiaries) other than liabilities arising under or in connection with Vendor Financing, this Indenture or obligations owed to the FCC in connection with the acquisition and/or maintenance of any such licenses. Notwithstanding anything contained herein to the contrary, to the extent that a consummated Permitted License Holding Subsidiary Transaction constitutes or involves (a) the issuance or sale of Capital Stock or the issuance, collateralization or guarantee of high-yield debt securities, or any borrowing other than Vendor Financing, or (b) the sale to a Person or return to the FCC of all or any portion of the FCC licenses held by the applicable Restricted Subsidiary (or the applicable direct or indirect subsidiary thereof) or the Collateral (in each of (a) and (b) excluding transactions and/or transfers solely between or among Restricted Subsidiaries or direct or indirect subsidiaries thereof) that together with the Net Proceeds of all prior Permitted License Holdings Subsidiary Transactions (other than of the type(s) referenced in the preceding parenthetical) exceeds either 25% of the total value of, or 25% of the total POPs with respect to, all of the Collateral as of the Issuance Date, the Net Proceeds of such Permitted License Holding Subsidiary Transaction shall be used solely in accordance with subclause (i) of the foregoing sentence. Subclauses (i) and (ii) shall be referred to herein as an "ALLOWABLE INVESTMENT".


           The Collateral Agent and the Trustee shall take, or cause to be taken, any other action, including, without limitation, releasing any Liens in connection with a Permitted License Holding Subsidiary Transaction, as may be reasonably requested by the Company in connection with the consummation of a Permitted License Holding Subsidiary Transaction.

           (d) Notwithstanding anything to the contrary in this Indenture, the Company may sell, lease, convey, dispose or transfer C-block licenses that are owned, leased or otherwise held by License Holding Subsidiaries with a value up to 5% of the Aggregate License Value (as defined below) to the Federal Communications Commission ("FCC") or as otherwise directed by the FCC. Such 5% determination shall be made by the Board of Directors and shall be based upon
(i) the aggregate value of the Company's C-block licenses, as determined by the bankruptcy court by decision dated May 12, 1999, in Adversary Proceeding No. 98-5178A, as captioned NEXTWAVE PERSONAL COMMUNICATIONS INC. against FEDERAL COMMUNICATIONS COMMISSION (the "AGGREGATE LICENSE VALUE") and (ii) valuation reports prepared on behalf of the Company in connection with such adversary proceeding.

           The consent of fifty-one percent of the Holders shall be required for the Company to sell, lease, convey, dispose or transfer C-block licenses with a value exceeding 5% of the Aggregate License Value to the FCC or as otherwise directed by the FCC.

           (e) To the extent that any Person forecloses on any of the assets of the Company or any Restricted Subsidiary and such foreclosure yields a surplus, the Company or such Restricted Subsidiary shall apply such surplus to an Allowable Investment.

SECTION 4.08         TRANSACTIONS WITH AFFILIATES.


           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, either (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of not less than three (3) disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, further, that, if the Affiliate Transaction involves the transfer of cash proceeds from one Restricted Subsidiary to another Restricted Subsidiary, it shall be a condition precedent to such transfer that the transferee Restricted Subsidiary is Solvent as determined by the disinterested members of the Board of Directors in good faith.

           Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including, without limitation, loans made to employees in the ordinary course of business) and consistent with the past practice of the Company or such Restricted Subsidiary;
(b) any agreement as in effect on the Original Issuance Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby as more specifically set forth on Schedule __ hereto; (c) payments and transactions in connection with the Plan, and the Offering and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto; (d) Restricted Payments that are permitted by Section 4.06 hereof; and (e) transactions that are permitted or implemented in accordance with the Plan.


SECTION 4.09         LIENS.


           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien;

provided that, in any case involving a Lien securing subordinated Indebtedness of the Company, such Lien is subordinated to the Lien securing the Notes to the same extent that such subordinated Indebtedness is subordinated to the Notes. With the exception of Liens securing Senior Indebtedness and the Notes, the Company shall grant no additional Liens on Capital Stock of a License Holding Subsidiary that is pledged pursuant to a License Holding Subsidiary Pledge Agreement without the prior consent of 50% of the Holders.


SECTION 4.10         CORPORATE EXISTENCE.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of itself and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.11         NO SENIOR SUBORDINATED INDEBTEDNESS.

           The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

SECTION 4.12         PAYMENTS FOR CONSENT.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.13         ESTABLISHMENT OF SUBSIDIARIES.


           If any new License Holding Subsidiary is established or acquired, or the Company designates a Subsidiary as a "License Holding Subsidiary" (in accordance the definition of the term License Holding Subsidiary), or ownership of one or more of the FCC licenses described in the definition of License Holding Subsidiary is transferred from a License Holding Subsidiary to any Subsidiary which is not then a party to a License Holding Subsidiary Pledge Agreement, the Company shall, as a condition precedent to such establishment, acquisition, designation or transfer, execute and deliver to the Collateral Agent (or cause any Subsidiary of the Company that holds of record all or part of the Capital Stock of any such new License Holding Subsidiary or Subsidiary to execute and deliver) a License Holding Subsidiary Pledge Agreement and to deliver and pledge to the Collateral Agent pursuant to such License Holding Subsidiary Pledge Agreement all such License Holding Subsidiary Shares, in the form required by the License Holding Subsidiary Pledge Agreement, and free of all Liens other than the Lien of such License

Holding Subsidiary Pledge Agreement. For purposes of this Section 4.13, if the License Holding Subsidiary Shares being pledged are the Capital Stock of a Subsidiary organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, the License Holding Subsidiary Pledge Agreement with respect thereto shall be substantially in the form of Exhibit C hereto, with such changes therein (which shall be satisfactory to the Collateral Agent), as are required by the law of the jurisdiction in which such License Holding Subsidiary is organized in order to grant a security interest in such Capital Stock comparable to that provided for in Exhibit C hereto, as evidenced by an Opinion of Counsel (which shall also address the validity of such agreement and the creation, perfection and enforceability of such security interest).


SECTION 4.14         ISSUANCE OF SUBSIDIARY CAPITAL STOCK.

           Except as provided in Section 4.07(c) hereof and in the proviso to this sentence, the Company will cause each License Holding Subsidiary not to issue any Capital Stock in such License Holding Subsidiary or any debt securities exchangeable or convertible for or into such Capital Stock, provided that (i) such License Holding Subsidiary (the "ISSUING SUBSIDIARY") may issue additional Capital Stock to the Company or a License Holding Subsidiary, which Capital Stock shall be delivered and pledged to the Collateral Agent pursuant to
Section 11.03(a) of this Indenture or in accordance with the terms of the applicable License Holding Subsidiary Pledge Agreement, as the case may be, and
(ii) if the Issuing Subsidiary is not a Wholly Owned Subsidiary, the Issuing Subsidiary may also simultaneously issue additional shares of Capital Stock of the same class to other shareholders of the Issuing Subsidiary, provided that the issuance of Capital Stock pursuant to this clause (ii), when combined with the issuance pursuant to clause (i), will not reduce the percentage of Capital Stock of the Issuing Subsidiary which was owned directly or indirectly by the Company immediately prior to such issuances.

SECTION 4.15         OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

           (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

           On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall use commercially reasonable efforts to obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16         GUARANTEES BY LICENSE HOLDING SUBSIDIARIES.


           If any new License Holding Subsidiary is established, or the Company designates a Subsidiary as a "License Holding Subsidiary" (in accordance the definition of the term License Holding Subsidiary), or ownership of one or more of the FCC licenses described in the definition of License Holding Subsidiary is transferred from a License Holding Subsidiary to any Subsidiary which has not executed a Guarantee in favor of the Holders, the Company shall, as a condition precedent to such establishment, designation or transfer, execute and deliver (or cause any Subsidiary of the Company that holds of record all or part of the Capital Stock of any such new License Holding Subsidiary or Subsidiary to execute and deliver) a Guarantee Agreement to the Trustee in accordance with
Article 12 of this Indenture and a License Holding Subsidiary Pledge Agreement to the Collateral Agent.


SECTION 4.17         CONSUMMATION OF PLAN OF REORGANIZATION.

           No provision of this Indenture shall prevent the Company or any Subsidiary of the Company from consummating the Plan and the transactions contemplated thereby.


SECTION 4.18         LIMITATION ON INDEBTEDNESS OF LICENSE HOLDING SUBSIDIARIES.

           The Company shall not permit any License Holding Subsidiary to incur any Indebtedness other than (i) Senior Indebtedness, (ii) the Notes and (iii) any Indebtedness permitted or contemplated by Section 4.07 hereof.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01         MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           Subject to Section 4.15, the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person, unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (c) immediately after such transaction no Default or Event of Default exists. The foregoing will not prohibit the consummation of any transaction(s) contemplated by the Plan or (i) a merger between the Company and a Wholly Owned Restricted Subsidiary or (ii) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby. The Company shall not lease all or substantially all of its assets to any Person.

SECTION 5.02         SUCCESSOR CORPORATION OR GUARANTORS SUBSTITUTED.

           Upon any consolidation of the Company with or any merger of the Company into another Person, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

           Upon any consolidation of a Guarantor with or any merger of a Guarantor into another Person, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor in accordance with the provisions hereof, the successor corporation formed by such consolidation or into or with which such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Guarantor" shall apply to the successor Person, including the successor

Person succeeding to, and being substituted for, such Guarantor's Guarantee Obligation), and may exercise every right and power of a Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01         EVENTS OF DEFAULT.

           Each of the following constitutes an Event of Default:

           (a) default for 10 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 hereof); or

           (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof) and such default continues for a period of five Business Days; or

           (c) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 33-1/3% in principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes; or


           (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Original Issuance Date, which default results in the acceleration of such Indebtedness prior to its stated final maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more; or

           (e) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or


           (f) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

                      (i) commences a voluntary case under any applicable Bankruptcy Law,

                      (ii) consents to the entry of an order for relief against it in an involuntary case under any applicable Bankruptcy Law,

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally is not paying its debts as they become due;
           or

           (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                      (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                      (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02         ACCELERATION.

           If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may, only on the terms and subject to the conditions set forth in the Collateral Agency Agreement, direct the Trustee to declare all the Notes to be due and payable immediately; provided, that so long as any Senior Indebtedness shall be outstanding, such acceleration shall not be effective until five Business Days after receipt by the Company of written notice of such acceleration. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to the Company, (i) all outstanding Notes shall, ipso facto, be due and payable immediately without further action or notice and (ii) the Company shall promptly notify the Trustee of such Event of Default (although the Notes shall become due and payable immediately upon the occurrence of such Event of Default as specified in clause
(i) regardless of whether the Company so notifies the Trustee). The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (d) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (d) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(ii) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03         OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may, only on the terms and subject to the conditions set forth in the Collateral Agency Agreement, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04         WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including, without limitation, in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including, without limitation, any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05         CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee.

SECTION 6.06         LIMITATION ON SUITS.

           A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

           (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 33-1/3% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

           A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07         RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including, without limitation, in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08         COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest, if any, on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09         TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10         PRIORITIES.

           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including, without limitation, payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to holders of Senior Indebtedness to the extent required by the Collateral Agency Agreement and Article 10 hereof;

           Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

           Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11         UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including, without limitation, reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01         DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b) Except during the continuance of an Event of Default:

                      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph
           (b) of this Section 7.01;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02         RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

           (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

           (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

           (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

           (j) Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 7.03         INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04         TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05         NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 45 days after such Default or Event Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06         REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

           Within 60 days after each March 1 beginning with the March 1 following the Original Issuance Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07         COMPENSATION AND INDEMNITY.

           The Company shall pay the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Company shall indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the costs and expenses of enforcing this Indenture against the Company (including, without limitation, this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) hereof occurs, the expenses and the compensation for the services (including, without limitation, the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08         REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (a) the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (c) a Custodian or public officer takes charge of the Trustee or its property; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09         SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10         ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIAss. 310(a)(1), (2) and (5). The Trustee is subject to TIAss. 310(b).

SECTION 7.11         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02         LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and each Guarantor's obligations shall be deemed to have been discharged with respect to its Guarantee Obligations on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

           (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to below,

           (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

           (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and

           (d) the Legal Defeasance provisions of this Indenture.

SECTION 8.03         COVENANT DEFEASANCE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its respective obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.11 and 4.12 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) hereof shall not constitute Events of Default.

SECTION 8.04         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

           The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance,

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

           (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Original Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

           (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (f) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

           (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

           (h) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable Government Securities (including, without limitation, the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including, without limitation, the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06         REPAYMENT TO COMPANY.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07         REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01         WITHOUT CONSENT OF HOLDERS OF NOTES.

           Notwithstanding Section 9.02 of this Indenture, (i) the Company and any Guarantor, if applicable, and (ii) the Trustee may amend or supplement this Indenture, the Notes or the Guarantee Obligations without the consent of any Holder of a Note:

           (a) to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including, without limitation, the related definitions) in a manner that does not materially adversely affect any Holder;

           (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

           (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

           (f) to provide for Guarantees of the Notes and the execution of License Holding Subsidiary Pledge Agreements in accordance with Section 4.13.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02         WITH CONSENT OF HOLDERS OF NOTES.

           Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.08 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least 50% in principal amount of the Notes (including, without limitation, Secondary Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least 50% in principal amount of the then outstanding Notes (including, without limitation, Secondary Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, Secondary Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

           (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

           (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than Section 4.07 hereof),

           (c) reduce the rate of or extend the time for payment of interest on any Note,

           (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

           (e) make any Note payable in money other than that stated in the Notes,


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


           (f) make any change in the provisions of this Indenture relating to waivers of past Defaults,

           (g) waive a redemption or repurchase payment with respect to any Note (other than Section 4.07 hereof), or

           (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03         COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04         REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, waiver or other action permitted by this Indenture, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designed proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Note, unless it makes a change described in any of clauses (a) through (h) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.05         NOTATION ON OR EXCHANGE OF NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue


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

and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.


           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06         TRUSTEE TO SIGN AMENDMENTS, ETC.


           The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01        AGREEMENT TO SUBORDINATE AND PRIORITY.

           The Company agrees, and each Holder by accepting a Note agrees, that the Payment of Subordinated Note Obligations are subordinated in right of Payment, to the extent and in the manner set forth in this Article 10, to the prior Payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the Original Issuance Date or thereafter incurred and that the subordination is for the benefit of the holders of Senior Indebtedness. The provisions of this Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness, and they or each of them may enforce the rights of holders of Senior Indebtedness hereunder, subject to the terms and provisions hereof.

           Each of the Trustee and each of the Holders agrees that, notwithstanding any terms or rights in this Indenture or at equity or in law to the contrary, the Trustee, for the benefit of the Holders, shall exercise no rights and remedies against the Collateral except as expressly permitted in the Collateral Agency Agreement.

SECTION 10.02        LIQUIDATION; DISSOLUTION; BANKRUPTCY.

           Upon any Distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, (a) the holders of Senior Indebtedness will be entitled to receive Payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Indebtedness (including, without limitation, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any Payment with respect to the Subordinated Note Obligations (except that Holders of Notes may receive and retain Permitted Junior Securities and Payments and other Distributions made from the trust described in Section 8.04 hereof), and (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or cash equivalents, any Distribution to which the Holders of Notes would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and Payments and other Distributions made from the trust described Section 8.04 hereof) as their interests appear; provided, however, that nothing in this Section 10.02 shall prevent the issuance of Secondary Notes in lieu of a cash payment of any or all interest due on any Interest Payment Date; provided, further, however, that certain distributions of proceeds by the Company to Holders of Notes shall be subject to the terms of the (x) Collateral Agency Agreement and (y) the Intercreditor Agreement that is to be executed by the initial holders of the Notes, the terms of which are substantially as set forth in hereto.

SECTION 10.03        DEFAULT ON ANY SENIOR INDEBTEDNESS.

           The Company may not make any Payment or Distribution to the Trustee or any Holder upon or in respect of the Subordinated Note Obligations (except in Permitted Junior Securities or from the trust described in Section 8.04 hereof) until all principal and other obligations with respect to Senior Indebtedness have been paid in full in cash or cash equivalents, if

           (a) a default in the Payment of the principal (including, without limitation, reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, any other Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Senior Indebtedness, or

           (b) any other default occurs and is continuing with respect to the Senior Indebtedness that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Senior Indebtedness (or their Representative);

provided, however, that nothing in this Section 10.03 shall prevent the issuance of Secondary Notes in lieu of a cash payment of any or all interest due on any Interest Payment Date.

           Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.

SECTION 10.04        ACCELERATION OF SECURITIES.

           If Payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.


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


SECTION 10.05        WHEN DISTRIBUTION MUST BE PAID OVER.

           In the event that the Trustee or any Holder receives any Payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such Payment is prohibited by Section
10.02 or 10.03 hereof, such Payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the Payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent Payment or Distribution to or for the holders of Senior Indebtedness; provided, however, that nothing in this Section 10.05 shall prevent the issuance of Secondary Notes in lieu of a cash payment of any or all interest due on any Interest Payment Date.

           With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such Payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06        NOTICE BY COMPANY.

           The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a Payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

SECTION 10.07        SUBROGATION.

           After all Senior Indebtedness is paid in full in cash or cash equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive Distributions applicable to Senior Indebtedness to the extent that Distributions otherwise payable to the Holders of Notes have been applied to the Payment of Senior Indebtedness. A Distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a Payment by the Company on the Notes.

SECTION 10.08        RELATIVE RIGHTS.

           This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

                      (1) impair, as between the Company and holders of notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                      (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                      (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive Distributions and Payments otherwise payable to Holders of Notes.

           If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09        SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

           No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10        DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

           Whenever a Distribution is to be made or a notice given to holders of Senior Indebtedness, the Distribution may be made and the notice given to their Representative.

           Upon any Payment or Distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any Distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.11        RIGHTS OF TRUSTEE AND PAYING AGENT.

           Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any Payment or Distribution by the Trustee, and the Trustee and the Paying Agent may continue to make Payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the Payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.


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

           The Trustee may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12        AUTHORIZATION TO EFFECT SUBORDINATION.

           Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13        NO WAIVER OF SUBORDINATION PROVISIONS.

           (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder.

           (b) Without in any way limiting the generality of paragraph (a) of this Section 10.13, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against either Company or any other Person.

SECTION 10.14        AMENDMENTS.

           The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

SECTION 10.15        TRUSTEE'S COMPENSATION NOT PREJUDICED.

           Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE 11
                             COLLATERAL AND SECURITY

SECTION 11.01        CASH COLLATERAL ACCOUNT.

           (a) There is hereby established by the Trustee for the benefit of the Collateral Agent and the Holders a cash collateral account, subject to such applicable laws and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority as may now or hereafter be in effect (the "Cash Collateral Account"), in the name and under the sole dominion and control of the Collateral Agent. The Company shall, except as provided in
Section 4.07(c) hereof, deposit from time to time into the Cash Collateral Account all Net Proceeds of any Permitted License Holding Subsidiary Transaction allocable to the Collateral. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Cash Collateral Account, including any interest or capital gains on Permitted Investment Accounts or Instruments, shall remain, or be deposited, in the Cash Collateral Account. All such income, interest or capital gains which are received by the Company shall be received in trust for the benefit of the Collateral Agent and the Holders and shall be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement) to be released or disposed of only as specified in subsection (b) below, and the Company shall deposit any such interest and other payments that are in the form of cash into the Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Collateral Account, together with any Permitted Investment Accounts from time to time made pursuant to this Section 11.01 and any Instruments deposited therein, shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as provided in the applicable Security Document(s).

           (b) The balance from time to time standing to the credit of the Cash Collateral Account shall be distributed to the Company entitled thereto only as permitted under Section 4.07 hereof or the Collateral Agency Agreement; provided that the Collateral Agent shall not distribute to the Company or such other Person any such funds upon the occurrence and continuation of a Default except pursuant to the express terms of the Collateral Agency Agreement. If immediately available cash on deposit in the Cash Collateral Account is not sufficient to make any such permitted distribution, the Collateral Agent shall liquidate as promptly as practicable Permitted Investment Accounts as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of Sections 4.07 and 6.01 hereof or this Section 11.01 or any other Security Document, such distribution shall not be made until such liquidation has taken place.

           (c) Amounts on deposit in the Cash Collateral Account shall be invested and reinvested from time to time in such Permitted Investment Accounts as are described in clauses (a), (b), (c) and (d) of the definition of such term, as the Company shall instruct the Collateral Agent in writing, provided, however, that if a Default shall have occurred and be continuing, the Collateral Agent shall have the exclusive right to make investment decisions with respect to amounts on deposit in the Cash Collateral Account. Such Permitted Investment Accounts shall be held in the name and be under the sole dominion and control of the Collateral Agent, subject to the right of the Trustee under Article 6 hereof and the Security Documents. In order to provide the Collateral Agent, for the benefit of the Holders, with a perfected security interest therein, each such Permitted Investment Account, or, in the case of the Permitted Investment Accounts described in clause (d) of the definition of that term, each security which is the subject of a repurchase obligation, shall be either:


                      (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Collateral Agent, which (i) are delivered (together with any appropriate instruments of transfer) to, and held by, the Collateral Agent or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of ______ or

           (ii) held by or on behalf of DTC ("Clearing Corporation") and credited to a securities account of the Collateral Agent maintained with such Clearing Corporation; or

                      (ii) maintained in book-entry form on the records of a Federal Reserve Bank and registered in the name of the Collateral Agent, as depositary, in a book-entry securities account maintained with respect to such Permitted Investment Account with the Federal Reserve Bank in the Federal Reserve District in which the Corporate Trust Office is located.


SECTION 11.02        INSTRUMENTS.

           (a) The Company and, if applicable, any License Holding Subsidiary will within the time period specified in Section 4.07(c) hereof, deliver and pledge to the Collateral Agent or its nominee each Instrument acquired by it or any of its License Holding Subsidiaries at any time as part of the noncash consideration for any Permitted License Holding Subsidiary Transaction, appropriately endorsed to the Collateral Agent, provided that the Collateral Agent may, upon request of the Company, make appropriate arrangements for making any Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document); subject, however, to the Lien on such Instruments and the proceeds thereof. All Instruments required under this subsection (a) to be delivered to the Collateral Agent shall be so delivered by the Company pursuant hereto endorsed in suitable form for transfer by endorsement and delivery by the Collateral Agent, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent.

           (b) Except as otherwise provided in this subsection (b), the Company shall continue to enforce, at its own expense, any and all obligations of any Persons to it arising out of Instruments received as noncash consideration and shall continue to collect, at its own expense, all amounts due, if any, or to become due, that arise out of such Instruments; provided, however, that the Collateral Agent shall have the right at any time, and from time to time, upon the occurrence and during the continuance of a Default, to direct the obligors to the Company under such Instruments to make payment of all amounts or other property due or to become due to the Company thereunder directly to the Collateral Agent and, at the expense of the Company, to enforce such Instruments, and to adjust, settle or compromise the amount or payment thereof, if any, in the same manner and to the same extent as the Company might have done. Upon the occurrence and during the continuance of a Default, all property received by the Company in respect of such Instruments shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other property of the Company and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be held as Collateral and either (i) released or disposed of according to Section 11.01 hereof , so long as no Default shall be continuing, or (ii) if any Event of Default shall have occurred and the Notes have been accelerated, applied as provided by Section 6.02 hereof.

           (c) Upon the occurrence and during the continuance of a Default, the Company will promptly notify (and hereby authorizes the Trustee and the Collateral Agent so to notify) each account debtor in respect of any Instrument received as noncash consideration that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

SECTION 11.03        PLEDGED SUBSIDIARY SHARES.

           (a) The Company will, and as applicable, will cause its Restricted Subsidiaries to, immediately deliver and pledge to the Collateral Agent certificates acquired by it at any time representing License Holding Subsidiary Shares. All certificates representing License Holding Subsidiary Shares listed on Schedule ___ hereto or otherwise delivered to the Collateral Agent by the Company pursuant hereto shall be accompanied by undated, duly executed stock powers in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent but subject to the terms and conditions of the License Holding License Holding Subsidiary Pledge Agreements.

           (b) The Company will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to License Holding Subsidiary Shares registered in the name of the Company or any Subsidiary of the Company and the Collateral Agent will promptly give to the Company copies of any notices and communications received by the Collateral Agent with respect to License Holding Subsidiary Shares registered in the name of the Collateral Agent or its nominee.

           (c) Any and all dividends paid or delivered on the License Holding Subsidiary Shares shall be immediately delivered and pledged to the Collateral Agent pursuant to subsection (a) of this Section 11.03.


           (d) Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Trustee to the Company, the Company shall have the right, from time to time, to vote and give consents, ratifications and waivers with respect to the License Holding Subsidiary Shares solely to the extent provided in the License Holding Subsidiary Pledge Agreements. If an Event of Default shall have occurred, the Collateral Agent shall have the right during the continuation of such Event of Default, solely to the extent permitted by law and as provided in the License Holding Subsidiary Pledge Agreements, and the Company shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications or waivers and take any other action with respect to any or all of the License Holding Subsidiary Shares with the same force and effect as if the Collateral Agent were the sole and absolute owner thereof, including without limitation, causing the registration thereof in the name of the Collateral Agent. For purposes of subsection (a) of this Section 11.03, if the License Holding Subsidiary Shares being pledged are the Capital Stock of a Subsidiary organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, the Company shall (or shall cause, as applicable, its Subsidiary to) execute and deliver to the Collateral Agent a License Holding Subsidiary Pledge Agreement with respect thereto, which shall be substantially in the form of Exhibit C hereto, with such changes therein (which shall be reasonably satisfactory to the Collateral Agent), as are required by the law of the jurisdiction in which such subsidiary is organized in order to grant a security interest in such Capital Stock comparable to that provided for in Exhibit C hereto, as evidenced by an Opinion of Counsel (which shall also address the validity of such agreement and the creation, perfection and enforceability of such security interest).

SECTION 11.04        GENERAL AUTHORITY.


           Each of the Company and the Trustee hereby irrevocably appoints the Collateral Agent its true and lawful attorney (as provided in the License Holding Subsidiary Pledge Agreements), with full power of substitution, in the name of the Company, the Trustee, the Holders or otherwise, for the sole use and benefit of the Trustee and the Holders, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:


                      (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

                      (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                      (iii) if the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded and annulled, to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

                      (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the Company not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

SECTION 11.05        LIMITATION ON DUTY OF TRUSTEE IN RESPECT OF COLLATERAL;
                     INDEMNIFICATION.

           (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency, or other agent or bailee selected by the Collateral Agent in good faith.

           (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture by the Company.

           (c) In the event that the Company fails to comply with the provisions of this Indenture such that the value of any Collateral or the validity, perfection, rank or value of any Lien is thereby diminished or potentially diminished or put at risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of the Company, and the Company shall reimburse the Collateral Agent for the costs thereof on demand. All expenses of protecting, storing, insuring, handling and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or expenses in respect of (i) the sale or other disposition thereof, (ii) the administration or enforcement of this Indenture, (iii) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder, including, without limitation, the preservation of the validity, perfection, rank or value of any Lien or (iv) any Default or Event of Default, shall be borne and paid by the Company; and if the Company fails to promptly pay any portion of such expenses when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Company's account therefor, and the Company agrees to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which the Company may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Collateral Agent in enforcing or protecting the Liens or any of its rights or remedies under this Indenture, shall, together with interest thereon until paid at 12% per annum, be additional Secured Obligations hereunder.

SECTION 11.06        SECURITY DOCUMENTS; PRIORITY.

           Each Holder, by its acceptance of a Note, (i) consents and agrees to all of the terms and conditions of the Security Documents and authorizes and directs the Trustee and the Collateral Agent to enter into each of the Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith; provided, however, that if any provision of the Security Documents limits, qualifies, or conflicts with the duties imposed by the provisions of the TIA, the TIA controls, and (ii) acknowledges that, as more fully set forth in the Collateral Agency Agreement and the License Holding Subsidiary Pledge Agreement, the rights of the Holders in and to the Collateral shall be subordinate to the rights of the creditors under any Senior Indebtedness existing from time to time hereafter to the Collateral.

SECTION 11.07        CERTIFICATES OF THE COMPANY.

           The Company will furnish to the Trustee and the Collateral Agent prior to each proposed release of Collateral pursuant to this Indenture or any other Security Document, (i) all documents required by Section 314(d) of the TIA, if any, (ii) an Officers' Certificate requesting a release of Collateral and describing the property to be so released and (iii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by
Section 314(d) of the TIA.

SECTION 11.08        MISCELLANEOUS.

           (a) The Liens are granted as security only and not a transfer of title and shall not subject the Collateral Agent, Trustee or any Holder to, or transfer or in any way affect or modify, any obligation or liability of the Company or any Subsidiary of the Company with respect to any of the Collateral or any transaction in connection therewith.

           (b) The Company will not effect any Permitted License Holding Subsidiary Transaction with respect to any Collateral except as permitted under
Section 4.07 of this Indenture.

           (c) The Trustee and the Collateral Agent shall take, or cause to be taken, any action reasonably requested by the Company to release any and all Liens in connection with a Permitted License Holding Subsidiary Transaction in accordance with the terms and conditions of the Security Documents.

           (d) The Company will, promptly upon request, provide to the Trustee all information and evidence it may reasonably request concerning the Collateral and any other information the Trustee may reasonably request to enable the Trustee to enforce the provisions of this Indenture.

           (e) The Company shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any court or governmental instrumentality applicable to the Collateral.

           (f) The Company will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to the Collateral if failure to so deliver might adversely affect the Collateral Agent's ability to safeguard the Lien on such Collateral.

                                   ARTICLE 12
                                 NOTE GUARANTEES

SECTION 12.01        GUARANTEE.

           Subject to this Article 12, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee (a) the full and punctual payment of principal of and interest on the then outstanding Notes when due (taking into account all applicable grace periods provided hereunder), whether at maturity, by acceleration, by redemption or otherwise, and all other amounts payable by the Company under this Indenture and the Notes, and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Notes (all the foregoing described in (a) and (b) being hereafter collectively called the "Guarantee Obligations"). The Guarantors further agree that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from each of the Guarantors, and that the Guarantors will remain bound under this Article 12 notwithstanding any extension or renewal of any Guarantee Obligation.

           Each Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guarantee Obligations.

           The Guarantors waive presentation to, demand of payment from and protect to the Company of any of the Guarantee Obligations and also waive notice of any default under the Obligations not provided for herein. The obligations of the Guarantors hereunder, subject to Article 8 hereof, shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise.

           Without limiting the generality of the foregoing, except as provided in Article 8 hereof, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture and the Notes; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture and the Notes (except as to the Guarantees or this Article 12); (d) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guarantee Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guarantee Obligations; (f) any change in the ownership of the Guarantors; (g) any default, failure of delay, willful or otherwise, in the performance of the Guarantee Obligations; or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

           The Guarantors further agree that if at any time payment, or any part thereof, of principal of or interest on any Guarantee Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company and or the Restricted Subsidiaries or otherwise, its Guarantees herein as to each such amount shall continue to be effective or be reinstated, as the case may be.

           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company and or the Restricted Subsidiaries to pay the principal of or interest on any Guarantee Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guarantee Obligation (in each case taking into account all applicable grace periods provided hereunder), the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee such amount not so paid.

           Notwithstanding any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, until three Business Days after a trust officer of the Trustee shall have actually received written notice thereof from the Company, the Guarantors, any Holder of the Notes, any Paying Agent or any bank.

           The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Guarantee Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantors' Guarantees herein, and (b) in the event of any declaration of acceleration of such Guarantee Obligations as provided in Article 6 hereof and if the Guarantee Obligations thereby become due and payable, such Guarantee Obligations shall forthwith become due and payable by the Guarantors for the purpose of this
Section 12.01.

SECTION 12.02        NO WAIVER, ETC.

           Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.03        SUBORDINATION OF NOTE GUARANTEES.

           Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Guarantee Obligations of any Guarantor pursuant to this Article 12 shall be junior and subordinated to the rights of any Senior Indebtedness of such Guarantor existing from time to time hereafter in the Collateral on the same basis as the Notes are junior and subordinated to the rights of any Senior Indebtedness as provided in Articles 10 and 11 hereof and in the Collateral Agency Agreement. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any such Guarantor only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture.

SECTION 12.04        EXECUTION AND DELIVERY OF NOTE GUARANTEES.

           To evidence the Guarantee Obligations set forth in Section 12.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on its behalf by the president or one of its vice presidents.

           If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Guarantee Obligations shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee Obligations set forth in this Indenture on behalf of the Guarantor.

SECTION 12.05        RELEASES FOLLOWING SALE FOR ASSETS.

           In the event a Guarantor sells or otherwise disposes of all of its License Holding Subsidiary Shares by way of merger, consolidation or otherwise, then such Guarantor in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of its License Holding Subsidiary Shares shall be released and relieved of any obligations under the Guarantee Obligations; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.07 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee Obligations.

SECTION 12.06 NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS OR DIRECTORS.

           No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of any Guarantor or any successor entity shall have any personal liability in respect of the obligations of any Guarantor or any successor entity under this Agreement by reason of his or its status as such stockholder, partner, employee, officer or director.

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01        TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 13.02        NOTICES.

           Any notice or communication by the Company, the Guarantors, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

           If to the Company or to the Guarantors:

                     NextWave Telecom Inc.
                     3 Skyline Drive
                     Hawthorne, New York  10532
                     Telecopier No.: (914) 345-1141
                     Attention:  Frank A. Cassou, Esq.

                     With a copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York 10153
                     Telecopier No.: (212) 310-8007
                     Attention: Michael F. Walsh, Esq.

           If to the Trustee:

                     Norwest Bank Minnesota, National Association
                     N9303-120
                     Sixth Street and Marquette Avenue
                     Minneapolis, Minnesota  55479
                     Telecopier No.: (612) 667-9825
                     Attention:  Corporate Trust Administration

           If to the Collateral Agent:
                     Norwest Bank Minnesota, National Association
                     N9303-120
                     Sixth Street and Marquette Avenue
                     Minneapolis, Minnesota  55479
                     Telecopier No.: (612) 667-9825
                     Attention:  Corporate Trust Administration

           The Company, the Guarantors, the Collateral Agent or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                     NOTES.

           Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06        RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

           No member, director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08        GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10        SUCCESSORS.

           All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11        SEVERABILITY.

           In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12        COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13        TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                  NEXTWAVE TELECOM INC., as Issuer


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------


                  NEXTWAVE PERSONAL COMMUNICATIONS  INC., as Guarantor


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------




                  NEXTWAVE POWER PARTNERS INC., as Guarantor


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------




                  NORWEST BANK MINNESOTA,
                  NATIONAL ASSOCIATION, as Trustee


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------

                  NORWEST BANK MINNESOTA,
                  NATIONAL ASSOCIATION, as Collateral Agent


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------

                                    EXHIBIT A
                       (Face of Global or Definitive Note)


================================================================================





                  [INSERT ANY LEGEND AS REQUIRED BY FEDERAL OR
        STATE SECURITIES LAWS OR AS OTHERWISE PROVIDED IN THE INDENTURE.]

                                                              CUSIP ____________

                 12% Senior Secured Subordinated Notes due 2009

No. _____                                                           $___________

                              NEXTWAVE TELECOM INC.

promises to pay to _______________, or registered assigns, the principal sum of ___________ Dollars on _____________, 2009.

Interest Payment Dates:       __________ and __________

Record Dates:                 __________ and __________


[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO SECTION 2.06(F) OF THE INDENTURE.]

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Dated:


                  NEXTWAVE TELECOM INC.


                  By:
                     -------------------------------------------------
                      Name:
                            ------------------------------------------
                      Title:
                             -----------------------------------------


This is one of the Notes referred to
in the within-mentioned Indenture:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee
By:
   -------------------------------------------------
    Name:
          ------------------------------------------
    Title:
           -----------------------------------------

================================================================================

                                      A-F-1

                                 (Back of Note)
                 12% Senior Secured Subordinated Notes due 2009

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

           1. Security Interest. The Notes are secured by the Collateral subject to the Lien of the Security Documents and subject to the terms and the conditions of the Collateral Agency Agreement.

           2. Interest. NextWave Telecom Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 12% per annum from __________, 1999 until maturity. The Company will pay interest semi-annually on __________ and __________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults in a payment of interest on the Notes then outstanding, it shall pay interest on such overdue amount at the rate of 15% per annum, which shall accrue from the date on which such payment became due and owing to the date on which payment of such overdue amount has been provided for or has been made. If on the Maturity Date the Company defaults in a payment of principal on the Notes then outstanding, it shall pay default interest on such overdue amount at the rate of 15% per annum, which shall accrue from the date on which such payment became due and owing to the date on which payment of such overdue amount has been provided for or has been made.

           On each Interest Payment Date, the Company shall, in lieu of a payment in cash, execute and deliver to the Trustee for authentication, together with an Authentication Order given not less than 15 nor more than 45 days prior to such Interest Payment Date for the authentication and delivery thereof, additional Notes ("SECONDARY NOTES") in an aggregate principal amount equal to such interest due and payable on the Notes on such Interest Payment Date in accordance with Section 2.01(b) of the Indenture. The Trustee, in accordance with such Authentication Order, shall so authenticate and deliver to the Holders of record on such record date such Secondary Notes requested in such Authentication Order (such duly executed and authenticated Secondary Notes being of the same series as the Notes), and the due issuance of such Secondary Notes shall constitute full payment of such interest; provided, however, the Company may, at its option, duly authorize the payment in cash of all or a portion of any interest due on any such Interest Payment Date, in lieu of a payment in Secondary Notes, by giving notice to the Holders and the Trustee not less than 15 nor more than 45 days prior to the record date for such Interest Payment Date; provided further, however, that in lieu of the issuance of any Secondary Note the principal amount of which (x) would be less than $1,000 or (y) would exceed the largest integral multiple of $1,000 which is less than or equal to such principal amount (in each case, a "FRACTIONAL SECONDARY NOTE"), the Company shall, in the case of clause (y), issue a Secondary Note with a principal amount equal to such largest integral multiple and shall, in the case of clauses (x) and (y), in its sole discretion, either (1) on behalf of and for the accounts of all Holders of Notes who would be entitled to Fractional Secondary Notes, aggregate all such Fractional Secondary Notes and, on or before the tenth Business Day following the applicable Interest Payment Date, sell such aggregated Fractional Secondary Notes and, within six Business Days of such sale, pay each such Holder its proportionate share of the net proceeds of such sale, or (2) pay (on the Interest Payment Date) each such Holder, with respect to any Fractional Secondary Note that such Holder would otherwise be entitled to receive, an amount in cash equal to the average closing price per $1,000 principal amount of Notes for the ten trading days preceding the Business Day immediately preceding the applicable Interest Payment Date multiplied by a fraction, the numerator of


                                      A-R-1
which is the principal amount of such Fractional Secondary Note otherwise issuable to such Holder and the denominator of which is $1,000. Each issuance of Secondary Notes in lieu of the payment of all or any portion of interest in cash on the Notes shall be made pro rata with respect to the outstanding Notes.

           3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the __________ or __________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may pay principal and interest, if any, by check and may mail checks to a Holder's registered address; provided that all payments with respect to Global Notes will be paid by wire transfer of immediately available funds to the account of the Depositary. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


           4. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


           5. Indenture. The Company issued the Notes under an Indenture dated as of ________, 1999 ("INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited in aggregate principal amount to $225,000,000 plus the aggregate principal amount of any Secondary Notes issued pursuant to Section 2.02 of the Indenture.

           6. Optional Redemption.

           (a) The Company may redeem the Notes, in whole or in part, at any time at the option of the Company, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period (or, with respect to years (i) 1999, such shorter period beginning on the Original Issuance Date, and (ii) 2009, such shorter period ending on the Maturity Date) beginning on April 1 of the years indicated below:

       Year                                           Percentage
       ----                                           ----------
       1999..................................          100.000%
       2000..................................          100.000%
       2001..................................          102.000%
       2002..................................          103.000%
       2003..................................          104.000%
       2004..................................          105.000%
       2005..................................          104.000%
       2006..................................          103.000%
       2007..................................          102.000%
       2008..................................          101.000%
       2009..................................          100.000%


                                      A-R-2

                     (b) Any redemption pursuant to this subparagraph 6 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

           7. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

           8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

           9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

           10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes by a successor to the Company in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for guarantees of the Notes.

           11. Defaults and Remedies. Each of the following constitutes an "EVENT OF DEFAULT": (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 of the Indenture); (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 33-1/3% in principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Original Issuance Date, which default results in the acceleration of such Indebtedness prior to its stated final maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more; (e) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; and (f) certain events of bankruptcy or insolvency as described in the Indenture.


                                      A-R-3

           If any Event of Default (other than certain events of bankruptcy or insolvency) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may, only on the terms and subject to the conditions set forth in the Collateral Agency Agreement, direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, provided, that so long as any Senior Indebtedness shall be outstanding, such acceleration shall not be effective until five Business Days after receipt by the Company and the lender under any Senior Indebtedness of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

           12. Subordination. The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the Original Issuance Date or thereafter incurred. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

           13. Defeasance. The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Notes or (ii) certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein.

           14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

           15. No Recourse Against Others. No member, director, officer, employee or incorporator of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

           16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

                                      A-R-4
contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     NEXTWAVE TELECOM INC.
                     3 Skyline Drive
                     Hawthorne, New York 10532
                     Telecopier No.: (914) 345-1141
                     Attention:  Frank A. Cassou, Esq.













                                      A-R-5

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                         Your Signature:
                                              ----------------------------------
                              (Sign exactly as your name appears on the Note)


                              Tax Identification No:
                                                     ---------------------------



Signature Guarantee.


                                      A-R-6

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or a Definitive Note for an interest in this Global Note, have been made:


                    Amount of decrease in      Amount of increase in      Principal Amount of this     Signature of authorized
                      Principal Amount            Principal Amount       Global Note following such     officer of Trustee or
Date of Exchange    of this Global Note          of this Global Note       decrease (or increase)          Note Custodian
----------------    -------------------          -------------------       ----------------------          --------------










                                      A-R-7

                                    EXHIBIT B
                      (Form of Collateral Agency Agreement)



================================================================================











                                      A-R-8

                                    EXHIBIT C
              (Form of License Holding Subsidiary Pledge Agreement)


================================================================================











                                      A-R-9

                             CROSS-REFERENCE TABLE*
                             ----------------------


Trust Indenture Act Section                            Indenture Section
---------------------------                            -----------------
310    (a)(1)......................................................7.10
       (a)(2) .....................................................7.10
       (a)(3)......................................................N.A.
       (a)(4)......................................................N.A.
       (a)(5)......................................................7.10
       (b).........................................................7.10
       (c).........................................................N.A.
311    (a).........................................................7.11
       (b).........................................................7.11
       (c).........................................................N.A.
312    (a).........................................................2.05
       (b)........................................................13.03
       (c)........................................................13.03
313    (a).........................................................7.06
       (b).........................................................7.06
       (b)(1)......................................................N.A.
       (b)(2)................................................7.06; 7.07
       (c)........................................................13.02
       (d).........................................................7.06
314    (a)..................................................4.03; 13.05
       (b).........................................................N.A.
       (c)(1).....................................................13.04
       (c)(2).....................................................13.04
       (c)(3)......................................................N.A.
       (d)........................................................11.07
       (e)........................................................13.05
       (f).........................................................N.A.
315    (a).........................................................7.01
       (b).........................................................7.05
       (c).........................................................7.01
       (d).........................................................7.01
       (e).........................................................6.11
316    (a)(last sentence)..........................................2.09
       (a)(1)(A)...................................................6.05
       (a)(1)(B)...................................................6.04
       (a)(2)......................................................N.A.
       (b).........................................................6.07
       (c).........................................................2.12
317    (a)(1)......................................................6.08
       (a)(2)......................................................6.09
       (b).........................................................2.04
318    (a)........................................................13.01
       (b).........................................................N.A.
       (c)........................................................13.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                        PAGE

Article 1                 DEFINITIONS AND INCORPORATION BY REFERENCE......................................................2

           SECTION 1.01                   DEFINITIONS.....................................................................2

           SECTION 1.02                   OTHER DEFINITIONS..............................................................18

           SECTION 1.03                   INCORPORATION OF TIA PROVISIONS................................................18

           SECTION 1.04                   RULES OF CONSTRUCTION..........................................................19

Article 2                 THE NOTES......................................................................................19

           SECTION 2.01                   FORM AND DATING................................................................19

           SECTION 2.02                   EXECUTION AND AUTHENTICATION...................................................20

           SECTION 2.03                   REGISTRAR AND PAYING AGENT.....................................................22

           SECTION 2.04                   PAYING AGENT TO HOLD MONEY IN TRUST............................................22

           SECTION 2.05                   HOLDER LISTS...................................................................23

           SECTION 2.06                   TRANSFER AND EXCHANGE..........................................................23

           SECTION 2.07                   REPLACEMENT NOTES..............................................................27

           SECTION 2.08                   OUTSTANDING NOTES..............................................................27

           SECTION 2.09                   TREASURY NOTES.................................................................28

           SECTION 2.10                   TEMPORARY NOTES................................................................28

           SECTION 2.11                   CANCELLATION...................................................................28

           SECTION 2.12                   DEFAULTED INTEREST.............................................................29

           SECTION 2.13                   SATISFACTION AND DISCHARGE OF INDENTURE........................................29

Article 3                 REDEMPTION AND PREPAYMENT......................................................................30

           SECTION 3.01                   NOTICES TO TRUSTEE.............................................................30

           SECTION 3.02                   SELECTION OF NOTES TO BE REDEEMED..............................................30

           SECTION 3.03                   NOTICE OF REDEMPTION...........................................................31

           SECTION 3.04                   EFFECT OF NOTICE OF REDEMPTION.................................................32

           SECTION 3.05                   DEPOSIT OF REDEMPTION PRICE....................................................32

           SECTION 3.06                   NOTES REDEEMED IN PART.........................................................32

           SECTION 3.07                   OPTIONAL REDEMPTION............................................................32

           SECTION 3.08                   MANDATORY REDEMPTION...........................................................33

Article 4                 COVENANTS......................................................................................33

           SECTION 4.01                   PAYMENT OF NOTES...............................................................33

           SECTION 4.02                   MAINTENANCE OF OFFICE OR AGENCY................................................33

                                       i

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE

           SECTION 4.03                   REPORTS........................................................................34

           SECTION 4.04                   COMPLIANCE CERTIFICATE.........................................................34

           SECTION 4.05                   STAY, EXTENSION AND USURY LAWS.................................................35

           SECTION 4.06                   RESTRICTED PAYMENTS............................................................35

           SECTION 4.07                   ASSET SALES....................................................................37

           SECTION 4.08                   TRANSACTIONS WITH AFFILIATES...................................................40

           SECTION 4.09                   LIENS..........................................................................40

           SECTION 4.10                   CORPORATE EXISTENCE............................................................41

           SECTION 4.11                   NO SENIOR SUBORDINATED INDEBTEDNESS............................................41

           SECTION 4.12                   PAYMENTS FOR CONSENT...........................................................41

           SECTION 4.13                   ESTABLISHMENT OF SUBSIDIARIES..................................................41

           SECTION 4.14                   ISSUANCE OF SUBSIDIARY CAPITAL STOCK...........................................42

           SECTION 4.15                   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.....................................42

           SECTION 4.16                   GUARANTEES BY LICENSE HOLDING SUBSIDIARIES.....................................43

           SECTION 4.17                   CONSUMMATION OF PLAN OF REORGANIZATION.........................................43

           SECTION 4.18                   LIMITATION ON INDEBTEDNESS OF LICENSE HOLDING SUBSIDIARIES.....................43

Article 5                 SUCCESSORS.....................................................................................44

           SECTION 5.01                   MERGER, CONSOLIDATION, OR SALE OF ASSETS.......................................44

           SECTION 5.02                   SUCCESSOR CORPORATION OR GUARANTORS SUBSTITUTED................................44

Article 6                 DEFAULTS AND REMEDIES..........................................................................45

           SECTION 6.01                   EVENTS OF DEFAULT..............................................................45

           SECTION 6.02                   ACCELERATION...................................................................46

           SECTION 6.03                   OTHER REMEDIES.................................................................47

           SECTION 6.04                   WAIVER OF PAST DEFAULTS........................................................47

           SECTION 6.05                   CONTROL BY MAJORITY............................................................47

           SECTION 6.06                   LIMITATION ON SUITS............................................................47

           SECTION 6.07                   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..................................48

           SECTION 6.08                   COLLECTION SUIT BY TRUSTEE.....................................................48

                                       ii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE
           SECTION 6.09                   TRUSTEE MAY FILE PROOFS OF CLAIM...............................................48

           SECTION 6.10                   PRIORITIES.....................................................................49

           SECTION 6.11                   UNDERTAKING FOR COSTS..........................................................49

Article 7                 TRUSTEE........................................................................................49

           SECTION 7.01                   DUTIES OF TRUSTEE..............................................................49

           SECTION 7.02                   RIGHTS OF TRUSTEE..............................................................50

           SECTION 7.03                   INDIVIDUAL RIGHTS OF TRUSTEE...................................................52

           SECTION 7.04                   TRUSTEE'S DISCLAIMER...........................................................52

           SECTION 7.05                   NOTICE OF DEFAULTS.............................................................52

           SECTION 7.06                   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.....................................52

           SECTION 7.07                   COMPENSATION AND INDEMNITY.....................................................52

           SECTION 7.08                   REPLACEMENT OF TRUSTEE.........................................................53

           SECTION 7.09                   SUCCESSOR TRUSTEE BY MERGER, ETC...............................................54

           SECTION 7.10                   ELIGIBILITY; DISQUALIFICATION..................................................54

           SECTION 7.11                   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..............................55

Article 8                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................................................55

           SECTION 8.01                   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.......................55

           SECTION 8.02                   LEGAL DEFEASANCE AND DISCHARGE.................................................55

           SECTION 8.03                   COVENANT DEFEASANCE............................................................56

           SECTION 8.04                   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.....................................56

           SECTION 8.05                   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                                          MISCELLANEOUS PROVISIONS.......................................................57

           SECTION 8.06                   REPAYMENT TO COMPANY...........................................................58

           SECTION 8.07                   REINSTATEMENT..................................................................58

Article 9                 AMENDMENT, SUPPLEMENT AND WAIVER...............................................................59

           SECTION 9.01                   WITHOUT CONSENT OF HOLDERS OF NOTES............................................59

           SECTION 9.02                   WITH CONSENT OF HOLDERS OF NOTES...............................................59

           SECTION 9.03                   COMPLIANCE WITH TRUST INDENTURE ACT............................................61

           SECTION 9.04                   REVOCATION AND EFFECT OF CONSENTS..............................................61


                                       iii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE
           SECTION 9.05                   NOTATION ON OR EXCHANGE OF NOTES...............................................61

           SECTION 9.06                   TRUSTEE TO SIGN AMENDMENTS, ETC................................................62

Article 10                SUBORDINATION..................................................................................62

           SECTION 10.01                  AGREEMENT TO SUBORDINATE AND PRIORITY..........................................62

           SECTION 10.02                  LIQUIDATION; DISSOLUTION; BANKRUPTCY...........................................62

           SECTION 10.03                  DEFAULT ON ANY SENIOR INDEBTEDNESS.............................................63

           SECTION 10.04                  ACCELERATION OF SECURITIES.....................................................63

           SECTION 10.05                  WHEN DISTRIBUTION MUST BE PAID OVER............................................64

           SECTION 10.06                  NOTICE BY COMPANY..............................................................64

           SECTION 10.07                  SUBROGATION....................................................................64

           SECTION 10.08                  RELATIVE RIGHTS................................................................64

           SECTION 10.09                  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY...................................65

           SECTION 10.10                  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.......................................65

           SECTION 10.11                  RIGHTS OF TRUSTEE AND PAYING AGENT.............................................65

           SECTION 10.12                  AUTHORIZATION TO EFFECT SUBORDINATION..........................................66

           SECTION 10.13                  NO WAIVER OF SUBORDINATION PROVISIONS..........................................66

           SECTION 10.14                  AMENDMENTS.....................................................................66

           SECTION 10.15                  TRUSTEE'S COMPENSATION NOT PREJUDICED..........................................66

Article 11                COLLATERAL AND SECURITY........................................................................66

           SECTION 11.01                  CASH COLLATERAL ACCOUNT........................................................66

           SECTION 11.02                  INSTRUMENTS....................................................................68

           SECTION 11.03                  PLEDGED SUBSIDIARY SHARES......................................................69

           SECTION 11.04                  GENERAL AUTHORITY..............................................................70

           SECTION 11.05                  LIMITATION ON DUTY OF TRUSTEE IN RESPECT OF COLLATERAL; INDEMNIFICATION........70

           SECTION 11.06                  SECURITY DOCUMENTS; PRIORITY...................................................71

           SECTION 11.07                  CERTIFICATES OF THE COMPANY....................................................71

           SECTION 11.08                  MISCELLANEOUS..................................................................71

Article 12                NOTE GUARANTEES................................................................................72

           SECTION 12.01                  GUARANTEE......................................................................72

           SECTION 12.02                  NO WAIVER, ETC.................................................................74


                                       iv

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE
           SECTION 12.03                  SUBORDINATION OF NOTE GUARANTEES...............................................74

           SECTION 12.04                  EXECUTION AND DELIVERY OF NOTE GUARANTEES......................................74

           SECTION 12.05                  RELEASES FOLLOWING SALE FOR ASSETS.............................................74

           SECTION 12.06                  NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS OR DIRECTORS.........75

Article 13                MISCELLANEOUS..................................................................................75

           SECTION 13.01                  TRUST INDENTURE ACT CONTROLS...................................................75

           SECTION 13.02                  NOTICES........................................................................75

           SECTION 13.03                  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES..................76

           SECTION 13.04                  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............................76

           SECTION 13.05                  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................................77

           SECTION 13.06                  RULES BY TRUSTEE AND AGENTS....................................................77

           SECTION 13.07                  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.......77

           SECTION 13.08                  GOVERNING LAW..................................................................77

           SECTION 13.09                  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................78

           SECTION 13.10                  SUCCESSORS.....................................................................78

           SECTION 13.11                  SEVERABILITY...................................................................78

           SECTION 13.12                  COUNTERPART ORIGINALS..........................................................78

           SECTION 13.13                  TABLE OF CONTENTS, HEADINGS, ETC...............................................78



                                       v